Exhibit 5.1

CONNER & WINTERS

TULSA

Henry G. Will

Joseph J. McCain, Jr.

Lynnwood R. Moore, Jr.

Robert A. Curry

Steven W. McGrath

D. Richard Funk

Randolph L. Jones, Jr.

J. Ronald Petrikin

Larry B. Lipe

James E. Green, Jr.

Martin R. Wing

John W. Ingraham

Andrew R. Turner

Gentra Abbey Sorem

R. Kevin Redwine

Tony W. Haynie

Bruce W. Freeman

David R. Cordell

John N. Hove

C. Raymond Patton, Jr.

Paul E. Braden

Robert J. Melgaard

P. Scott Hathaway

Lawrence A. Hall

Timothy T. Trump

Mark E. Dreyer

Nancy E. Vaughn

Gregory D. Renberg

Mark D. Berman

Katherine G. Coyle

Beverly K. Smith

Melodie Freeman-Burney

R. Richard Love, III

Robert D. James

Stephen R. Ward

Jeffrey R. Schoborg

Anne B. Sublett

J. Ryan Sacra

Jason S. Taylor

Katy Day Inhofe

Stephan A. Wangsgard

Julia Forrester-Sellers

Melinda L. Kirk

P. Bradley Bendure

Kathryn J. Kindell

Amy M. Santee

Cara M. Hair

Alissa A. Hurley

Heather Holt Bilderback

Debra R. Stockton

Shelley L. Carter

Jed W. Isbell

ATTORNEYS & COUNSELORS AT LAW

Conner & Winters, LLP

3700 First Place Tower

15 East Fifth Street

Tulsa, Oklahoma 74103-4344

918-586-5711

Fax 918-586-8982

www.cwlaw.com

Writer’s Direct Number

918-586-8961

Writer’s Fax Number

918-586-8548

Writer’s E-mail Address

lmoore@cwlaw.com

William G. von Glahn

Bob F. McCoy

John E. Barry

James R. Ryan

Russell H. Harbaugh, Jr.

David O. Cordell

OKLAHOMA CITY

Irwin H. Steinhorn

John W. Funk

Jared D. Giddens

Kiran A. Phansalkar

Mitchell D. Blackburn

Mark H. Bennett

Bryan J. Wells

Laura McCasland Holbrook

John E. Gatliff II

J. Dillon Curran

William M. Lewis

L. Belynn Whatley

Peter B. Bradford

Shelia L. Darling

NORTHWEST ARKANSAS

John R. Elrod*

Greg S. Scharlau

Terri Dill Chadick

Vicki Bronson*

Todd P. Lewis*

P. Joshua Wisley

Charles E. Scharlau*

WASHINGTON, D.C.

G. Daniel Miller*

Henry Rose*

Erica L. Summers*

HOUSTON, TEXAS

Pamela H. Stabler*

JACKSON, WYOMING

Randolph L. Jones, Jr.

SANTA FE, NEW MEXICO

Douglas M. Rather

Benjamin C. Conner

        1879-1963

John M. Winters, Jr.

        1901-1989

*  Not Admitted in Oklahoma

January 18, 2005

Jameson Inns, Inc.

8 Perimeter Center East

Suite 8050

Atlanta, Georgia 30346-1603

Re:	Jameson Inns, Inc. - Registration Statement on Form S-8 (the “Registration Statement”)

Gentlemen:

We have served as counsel to Jameson Inns, Inc., a Georgia corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-8 (the “Registration Statement”) with respect to the registration of 2,000,000 shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), to be issued to certain of the Company’s officers, employees or consultants upon the grant of restricted stock awards and upon the exercise of options and stock appreciation rights granted or to be granted pursuant to the terms of the 2003 Jameson Stock Incentive Plan (the “2003 Plan”) and the registration of 200,000 shares of Common Stock to be issued to the Company’s directors upon the exercise of options granted or to be granted pursuant to the terms of the Jameson Inns, Inc. 1997 Director Stock Option Plan (the “Directors’ Plan”). The Registration Statement is to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about January 18, 2005.

We have examined the Registration Statement. In addition, we have (a) examined such certificates of public officials and of corporate officers and directors and such other documents and matters as we have deemed necessary or appropriate, (b) relied upon the accuracy of facts and information set forth in all such documents, and (c) assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals from which all such copies were made. We have assumed without verification that,

January 18, 2005

with respect to the minutes of any meetings of the Board of Directors or any committees thereof of the Company that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings. We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Company.

We have also assumed that prior to the issuance of the Common Stock, the effectiveness of the Registration Statement shall not have been terminated or rescinded.

Based on the foregoing, upon the assumption that there will be no material changes in the documents we have examined referred to above, we are of the opinion that the shares of Common Stock issuable upon the grant of restricted stock or upon the exercise of options or stock appreciation rights granted pursuant to the 2003 Plan and the Directors’ Plan have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the applicable plan, will be legally issued, fully paid and non-assessable.

Our opinion expressed above is limited to the corporate laws of the State of Georgia (including applicable provisions of the Georgia Constitution and reported judicial decisions), and the federal laws of the United States of America, and we do not express any opinion herein concerning the laws of any other jurisdiction. Insofar as the opinions expressed herein relate to matters of Georgia law, we have relied exclusively on the latest standard compilations of such statutes, constitutional provisions and judicial decisions as reproduced in commonly accepted unofficial publications available to us.

This letter does not address any matters other than those expressly addressed herein. This letter is given for your sole benefit and use. No one else is entitled to rely hereupon. This letter speaks only as of the date hereof. We undertake no responsibility to update or supplement it after such date.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

CONNER & WINTERS, LLP